Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Stephen L. Mourlam, President and Chief Executive Officer of WCF Bancorp, Inc., (the “Company”) and Kasie L. Doering, Chief Financial Officer of the Company, each certify in their capacity as an officer of the Company that they have reviewed the quarterly report on Form 10-Q for the quarter ended March 31, 2017 (the “Report”) and that to the best of their knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2017	/s/ Stephen L. Mourlam
Stephen L. Mourlam
President and Chief Executive Officer

Date: May 11, 2017	/s/ Kasie L. Doering
Kasie L. Doering
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.